Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elan Corporation, plc

Dear Sirs:

We consent to incorporation by reference in the Post-Effective Amendments on Forms F-3 and S-8 to the Registration Statement on Form F-4 (No. 333-12756) of Elan Corporation, plc, the Registration Statement on Form F-4 (No. 333-128234) of Elan Finance Public Limited Company and Elan Finance Corp., the Registration Statements on Form S-8 (Nos. 333-13996, 333-12344, 333-11940, 333-09644, 333-09284, 333-09048, 333-08384, 333-07361, 333-07136, 333-14240, 333-27506, 333-100252 and 333-121021) of Elan Corporation, plc, and the Registration Statement on Form F-3 (No. 333-13130) of Elan Corporation, plc and Athena Neurosciences Finance, LLC, of our report dated March 28, 2006, relating to the consolidated balance sheets of Elan Corporation, plc and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and other comprehensive income/(loss) and cash flows for each of the years in the three year period ended December 31, 2005 and related financial statement schedule, which report appears in the Form 20-F of Elan Corporation, plc for the fiscal year ended December 31, 2005.

/s/  KPMG
KPMG

Dublin, Ireland
March 28, 2006